United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 11, 2013

PERFICIENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15169	74-2853258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Maryville Centre Drive, Suite 400, Saint Louis, Missouri	63141
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (314) 529-3600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 11, 2013, Perficient, Inc. (the "Company") entered into an Asset Purchase Agreement (the "Agreement") with  CoreMatrix Systems LLC, a New Jersey limited liability company ("CoreMatrix"), and its principals (the "Principals"), pursuant to which the Company acquired substantially all of the assets of CoreMatrix as of such date (the "Acquisition").

The closing purchase price for the Acquisition was $21.5 million, consisting of cash and Company common stock. The closing purchase price is subject to a post-closing net working capital adjustment and additional contingent consideration of up to $10.0 million based on post-closing earnings. Approximately $3.2 million of the closing purchase price is to be held in escrow as security for post-closing indemnification obligations of CoreMatrix and the Principals.

The Agreement includes customary representations, warranties and covenants by the parties. In connection with the Agreement, Perficient and the Principals entered into certain stock restriction and non-compete agreements. The Principals agreed not to compete with Perficient and the former business of CoreMatrix for five years from the closing date.

The Company does not have any material relationship with CoreMatrix or the Principals, other than in respect of the Acquisition and the Agreement.

The foregoing description of the Acquisition and the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

A copy of the press release issued by the Company announcing the Acquisition is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Company has determined that it is not required to file historical financial statements of CoreMatrix or pro forma financial information relating to the Acquisition.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit
Number	Description
2.1	Asset Purchase Agreement dated as of October 11, 2013, by and among Perficient, Inc., CoreMatrix Systems LLC, Frank McMahon and Paul Nix*

99.1	Perficient, Inc. Press Release, dated October 14, 2013

* All Exhibits and Schedules have been omitted from the filed copy of this agreement. The Company will furnish, supplementally, a copy of such Exhibits and Schedules to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.

Date: October 15, 2013	By:	/s/ Paul E. Martin
Paul E. Martin
Chief Financial Officer

Exhibit Index

Exhibit
Number	Description
2.1	Asset Purchase Agreement dated as of October 11, 2013, by and among Perficient, Inc., CoreMatrix Systems LLC, Frank McMahon and Paul Nix*

99.1	Perficient, Inc. Press Release, dated October 14, 2013

* All Exhibits and Schedules have been omitted from the filed copy of this agreement. The Company will furnish, supplementally, a copy of such Exhibits and Schedules to the Securities and Exchange Commission upon request.